UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 16, 2014
SOUTHERN STAR CENTRAL CORP.
______________________
(Exact name of registrant as specified in its charter)

Delaware	333-110979	04-3712210
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4700 Highway 56, Owensboro, KY		42301
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (270) 852-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))
_____________________________________________________________________________________

Item 1.01.    Entry into a Material Definitive Agreement
Indenture
On June 16, 2014, Southern Star Central Corp. (the “Company”) issued $450 million of 5.125% Senior Notes due 2022 (the “Senior Notes”) pursuant to the indenture, dated June 16, 2014 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.
The Senior Notes are unsecured obligations of the Company. The Senior Notes will rank equally in right of payment to all of the Company’s future senior unsecured debt and senior in right of payment to all of the Company’s future subordinated debt. The Senior Notes are effectively subordinated to any of the Company’s existing and future secured indebtedness, including indebtedness under the Company’s amended and restated revolving credit facility that will be amended concurrently with the issuance of the notes offered thereby, to the extent of the value of the assets securing such indebtedness. The Senior Notes will not be guaranteed by any of the Company’s subsidiaries and will be structurally subordinated to the indebtedness and liabilities of the Company’s subsidiaries, including borrowings under the new term loan facility of the Company’s subsidiary being established concurrently with the issuance of the Senior Notes.
Interest on the Senior Notes will be payable on January 15 and July 15 of each year, beginning on January 15, 2015. Interest on the Senior Notes will accrue from June 16, 2014. The Senior Notes mature on July 15, 2022.
At any time prior to July 15, 2017, the Company may, at its option, redeem up to 35% of the aggregate principal amount of the Senior Notes issued under the Indenture at a redemption price of 105.125% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds of one or more equity offerings by the Company; provided that at least 65.0% of the aggregate principal amount of the Senior Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (including Senior Notes held by the Company and its subsidiaries) and the redemption occurs within 180 days of the date of the closing of such equity offering. In addition, at any time and from time to time prior to July 15, 2017, the Company may, at its option, redeem all or a part of the Senior Notes at a redemption price equal to 100% of the principal amount thereof plus the applicable premium plus accrued and unpaid interest, if any, thereon, to the redemption date. Thereafter, the Company has the option to redeem all or a portion of the Senior Notes at any time at the redemption prices set forth in the Indenture.
In the event of certain types of change of control, each holder of the Senior Notes has the right to require the Company to repurchase all or any part of such Senior Notes pursuant to an offer by the Company of a payment in cash equal to 101% of the aggregate principal amount of the Senior Notes repurchased, plus accrued and unpaid interest, if any, for the Senior Notes repurchased to the date of repurchase.
The Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to, under certain circumstances:

•	pay distributions on, purchase or redeem the Company’s common equity or purchase or redeem its subordinated debt;

•	incur or guarantee additional indebtedness or issue preferred stock;

•	make investments;

•	create or incur certain liens;

•	enter into agreements that restrict distributions or other payments from the Company’s restricted subsidiaries to the Company;

•	consolidate, merge or transfer all or substantially all of the Company’s assets; and

•	engage in transactions with affiliates.
The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Senior Notes to become or to be declared due and payable.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Amended and Restated Revolving Credit Facility
On June 16, 2014, the Company also entered into a Third Amendment (the “Third Amendment”) to that certain Revolving Credit Agreement, dated as of July 3, 2012, as amended pursuant to the First Amendment thereto dated as of August 17, 2012 and the Second Amendment thereto dated as of March 22, 2013, by and among the Company, Royal Bank of Canada, as a lender and issuing lender, Bank of America, N.A., as a lender, and Royal Bank of Canada, as administrative agent (the “Credit Agreement”). Pursuant to the Third Amendment, the Credit Agreement has been amended to (i) decrease the aggregate revolving commitments thereunder from $125,000,000 to $50,000,000, (ii) extend the maturity of the Credit Agreement to the earlier of (x) July 3, 2019 and (y) the date that is 60 days prior to the maturity date of any other indebtedness of the Company or its subsidiaries in excess of $50.0 million, (iii) add provisions and definitions related to the Company’s ability to request incremental commitments, (iv) replace the maximum capitalization ratio with respect to the Company with a maximum leverage ratio and (v) revise the change of control provisions.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Central Term Loan Facility
In addition, on June 16, 2014, Southern Star Central Gas Pipeline, Inc., a wholly-owned subsidiary of the Company (“Central”), entered into an unsecured $100.0 million Credit Agreement (the “Central Credit Agreement”) by and among Central, the several banks and other financial institutions or entities from time to time party thereto as lenders and Royal Bank of Canada, as administrative agent, pursuant to which the lenders agreed to make a term loan to Central.

Borrowings under the Central Credit Agreement bear interest at a rate per annum equal to, at Central’s option, either (a) an alternate base rate or (b) a rate based on the rates applicable for deposits in the interbank market for U.S. Dollars or the applicable currency in which loans are made plus an applicable margin. The applicable margin for the term loan is, in the case of borrowings bearing interest in accordance with clause (a) above, 0.75% and in the case of borrowings bearing interest in accordance with clause (b) above, 1.75%.
The Central Credit Agreement includes negative covenants that, subject to significant exceptions, limit the ability of Central and its restricted subsidiaries to, among other things (i) incur liens, (ii) engage in mergers, consolidations, liquidations and dissolutions and (iii) enter into transactions with affiliates. The covenants require Central to comply on a quarterly basis with a capitalization ratio and a minimum fixed charge coverage ratio. The Central Credit Agreement contains events of default that are customary for a facility of this nature. If an event of default occurs under the Central Credit Agreement, the maturity of the amounts outstanding thereunder may be accelerated.
The foregoing description of the Central Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Central Credit Agreement, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above relating to the Indenture and the Third Amendment to the Credit Agreement is incorporated by reference therein.
Item 8.01.     Other Events.
On June 16, 2014, the Company issued a press release announcing the completion of the offering of $450 million aggregate principal amount of Senior Notes, the early tender deadline results in respect of the previously announced cash tender offers (the “Tender Offers”) for any and all of the Company’s outstanding 6.75% Senior Notes due 2016 (the “6.75% Senior Notes”) and the redemption of all 6.75% Senior Notes that remain outstanding upon the completion of the Tender Offers. A copy of the press release is included as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

On June 16, 2014, the Company used a portion of the net proceeds of the Senior Notes offering to purchase all 6.75% Senior Notes tendered by the early tender deadline.

In addition, on June 16, 2014, the Company issued a redemption notice, which provides that all of the 6.75% Senior Notes issued under the indenture dated April 13, 2006 that remain outstanding upon the completion of the Tender Offers shall be redeemed on July 16, 2014 at a price of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date. The Company also issued a redemption notice, which provides that all of the 6.75% Senior Notes issued under the indenture dated April 16, 2008 that remain outstanding upon the completion of the Tender Offers shall be redeemed on July 16, 2014 at prices of 100% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date.

Item 9.01.    Financial Statements and Exhibits.

Exhibits:

4.1	Indenture, dated as of June 16, 2014, between Southern Star Central Corp. and The Bank of New York Mellon Trust Company, N.A., as trustee

10.1
Third Amendment, dated as of June 16, 2014, by and among the Company, Royal Bank of Canada, as a lender and issuing lender, Bank of America, N.A., as a lender, and Royal Bank of Canada, as administrative agent

10.2
Credit Agreement, dated as of June 16, 2014, by and among Central, the several banks and other financial institutions or entities from time to time party thereto and Royal Bank of Canada, as administrative agent.

99.1
Press Release of the Company, announcing the completion of the offering of $450 million 5.125% senior notes due, the early results of tender offers and consent solicitations for its 6.75% senior notes due 2016, and redemption of all remaining 6.75% senior notes due 2016 dated June 16, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2014	SOUTHERN STAR CENTRAL CORP. /s/ Susanne W. Harris
Susanne W. Harris Vice President, Chief Financial Officer and Treasurer